Exhibit 99.1
	PFIZER INC
	SEGMENT/PRODUCT REVENUES
	FIRST QUARTER 1999
(millions of dollars)

	***********QUARTER-TO-DATE************
	WORLDWIDE			U.S.			INTERNATIONAL
	1999	1998	% Chg	1999	1998	% Chg	1999	1998	% Chg
TOTAL REVENUES	6,580	5,176	27	3,987	2,999	33	2,593	2,177	19

PHARMACEUTICALS	5,239	3,947	33	3,330	2,410	38	1,909	1,537	24
TOTAL HUMAN PHARMACEUTICALS	4,863	3,566	36	3,174	2,254	41	1,689	1,312	29
- CARDIOVASCULAR DISEASES	1,965	1,457	35	1,128	869	30	837	588	42
LIPITOR	767	375	104	533	289	84	234	86	173
NORVASC	694	559	24	307	254	21	387	305	26
CARDURA	191	167	15	93	82	14	98	85	16
ACCUPRIL/ACCURETIC	116	98	18	52	47	10	64	51	25
PROCARDIA XL	138	189	(27)	138	189	(27)	0	0	---
- INFECTIOUS DISEASES	1,070	858	25	695	517	34	375	341	10
ZITHROMAX	433	301	44	336	227	48	97	74	32
DIFLUCAN	242	226	7	122	116	5	120	110	9
VIRACEPT	146	112	30	146	93	57	0	19	(100)
TROVAN	63	41	52	54	41	30	9	0	---
- CENTRAL NERVOUS SYSTEM DISORDERS	785	633	24	637	515	24	148	118	26
ZOLOFT	517	452	14	425	373	14	92	79	17
NEURONTIN	176	96	83	152	81	86	24	15	67
ARICEPT*	19	6	194	0	0	---	19	6	194
- DIABETES	259	208	25	251	199	26	8	9	(5)
GLUCOTROL XL	66	57	15	63	55	14	3	2	31
REZULIN	184	138	33	184	138	33	0	0	---
- ALLERGY	125	82	52	124	81	52	1	1	(12)
ZYRTEC	124	80	54	123	79	55	1	1	(12)
- VIAGRA	190	0	---	146	0	---	44	0	---
- ALLIANCE REVENUE (Aricept and Celebrex)	122	10	M+	121	13	859	1	(3)	---
- CAPSUGEL	93	94	(1)	39	42	(7)	54	52	4
- ANIMAL HEALTH	283	287	(1)	117	114	2	166	173	(4)

CONSUMER PRODUCTS	1,341	1,229	9	657	589	11	684	640	7
- CONSUMER HEALTH CARE PRODUCTS	646	569	14	430	368	17	216	201	8
- CONFECTIONERY PRODUCTS	460	444	4	150	150	(1)	310	294	6
- SHAVING PRODUCTS	185	167	10	57	51	12	128	116	10
- TETRA	50	49	3	20	20	2	30	29	4

 * - Represents direct sales under license agreement with Eisai Co., Ltd.

M+ - Change greater than one thousand percent.

Restated to reflect the merger with Warner-Lambert Company in June 2000, which was accounted for as a pooling of interests.

Certain amounts and percentages may reflect rounding adjustments.

Certain prior year data have been reclassified to conform to the current year presentation.